Exhibit 10.16

IDAHO POWER COMPANY

SECURITY PLAN FOR
SENIOR MANAGEMENT EMPLOYEES II

Effective January 1, 2005
(Amended and Restated November 19, 2009)

table of contents

                                                                                                                     Page

ARTICLE I		PURPOSE; EFFECTIVE DATE	1
ARTICLE II		DEFINITIONS	1
	2.1	Actuarial Equivalent	1
	2.2	Administrative Committee	1
	2.3	Affiliate	1
	2.4	Beneficiary	1
	2.5	Board	2
	2.6	Change in Control	2
	2.7	Change in Control Period	3
	2.8	Code	3
	2.9	Company	3
	2.10	Compensation Committee	3
	2.11	Compensation	3
	2.12	Disability	3
	2.13	Early Retirement Date	3
	2.14	Employer	4
	2.15	Final Average Monthly Compensation	4
	2.16	Normal Form of Benefit	4
	2.17	Normal Retirement Date	4
	2.18	Participant	4
	2.19	Plan Year	4
	2.20	Retirement	4
	2.21	Retirement Plan	4
	2.22	Security Plan Retirement Benefit	4
	2.23	Separation from Service	4
	2.24	Target Retirement Percentage	4
	2.25	Termination Date	4
	2.26	Years of Participation	4
ARTICLE III		PARTICIPATION AND VESTING	5
	3.1	Eligibility	5
	3.2	Vesting	5

	3.3	Change in Employment Status	5
	3.4	Non-Participating Affiliate	5
ARTICLE IV		SURVIVOR BENEFITS	5
	4.1	Pre-termination Survivor Benefits	5
	4.2	Post-termination Survivor Benefit	6
ARTICLE V		SECURITY PLAN RETIREMENT BENEFITS	7
	5.1	Normal Retirement Benefit	7
	5.2	Early Retirement Benefit	7
	5.3	Early Retirement Factor	8
	5.4	Early Termination Benefits	8
	5.5	Separation from Service After Change in Control	9
	5.6	Form of Payment	9
	5.7	Code Section 162(m) Delay	10
	5.8	Payment to Specified Employees	10
ARTICLE VI		OTHER RETIREMENT PROVISIONS	10
	6.1	Disability	10
	6.2	Withholding Payroll Taxes	10
	6.3	Payment to Guardian	10
ARTICLE VII		BENEFICIARY DESIGNATION	11
	7.1	Beneficiary Designation	11
	7.2	Effect of Payment	11
ARTICLE VIII		ADMINISTRATION	11
	8.1	Administrative Committee Duties	11
	8.2	Indemnity of Administrative Committee	12
ARTICLE IX		CLAIMS PROCEDURE	12
	9.1	Claim	12
	9.2	Denial of Claim	12
	9.3	Review of Claim	12
	9.4	Final Decision	13
ARTICLE X		TERMINATION, SUSPENSION OR AMENDMENT	13
	10.1	Termination, Suspension or Amendment of Plan	13

	10.2	Change in Control	13
ARTICLE XI		MISCELLANEOUS	13
	11.1	Unfunded Plan	13
	11.2	Unsecured General Creditor	13
	11.3	Trust Fund	14
	11.4	Nonassignability	14
	11.5	Not a Contract of Employment	14
	11.6	Governing Law	14
	11.7	Validity	14
	11.8	Notice	14
	11.9	Successors	14

iii

IDAHO POWER COMPANY
SECURITY PLAN FOR SENIOR MANAGEMENT EMPLOYEES II

EFFECTIVE JANUARY 1, 2005
(Amended and Restated November 20, 2008)
(Amended and Restated November 19, 2009)

ARTICLE I

PURPOSE; EFFECTIVE DATE

The purpose of this Security Plan for Senior Management Employees II (the “Plan”) is to provide supplemental retirement benefits for certain key employees of Idaho Power Company, its subsidiaries and affiliates.  It is intended that the Plan will aid in attracting individuals of exceptional ability and retain those critical to the operation of the Company, by providing them with these benefits.  The effective date of this Plan is January 1, 2005.  It is intended to be compliant with Section 409A of the Internal Revenue Code, which was added by the American Jobs Creation Act of 2004, effective January 1, 2005.  It continues the program of supplemental retirement benefits provided under the Security Plan for Senior Management Employees I, which provides benefits that are grandfathered under Section 409A of the Internal Revenue Code.

ARTICLE II

DEFINITIONS

As used in this Plan, the following terms shall be defined as stated in this Article, as interpreted by the Administrative Committee pursuant to its authority granted by Section 8.1 of this Plan.

2.1              Actuarial Equivalent.  “Actuarial Equivalent” shall mean equivalence in value between two (2) or more forms and/or times of payment based on a determination by an actuary chosen by the Company using generally accepted actuarial assumptions, methods and factors as used in the Retirement Plan of Idaho Power Company which may be amended from time to time.

2.2              Administrative Committee.  “Administrative Committee” shall mean the Fiduciary Committee appointed by the Compensation Committee pursuant to Section 8.1 hereof and the Chief Executive Officer of the Company.

2.3              Affiliate.  “Affiliate” shall mean a business entity that is affiliated in ownership with the Company and is recognized as an Affiliate by the Company for the purposes of this Plan.

2.4              Beneficiary.  “Beneficiary” shall mean the person, persons or entity designated by the Participant pursuant to Article VII to receive any benefits payable under the Plan.  Each such designation shall be made in a written instrument filed with the Administrative Committee and shall become effective only when received, accepted and acknowledged in writing by the Administrative Committee or its designee.

2.5              Board.  “Board” shall mean the Board of Directors of the Company.

2.6              Change in Control.  “Change in Control” shall mean any of the following events:

2.6.1        any person (as such term is defined in Section 3(a)(9) of the Securities Exchange Act of 1934 (the “Exchange Act”) and as used in Section 13(d) of the Exchange Act, excluding (a) IDACORP, Inc. or any Subsidiary, (b) a corporation or other entity owned, directly or indirectly, by the stockholders of IDACORP, Inc. immediately prior to the transaction in substantially the same proportions as their ownership of stock of IDACORP, Inc., (c) an employee benefit plan (or related trust) sponsored or maintained by IDACORP, Inc. or any Subsidiary or (d) an underwriter temporarily holding securities pursuant to an offering of such securities (“Exchange Act Person”)) is the beneficial owner (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of 20% or more of the combined voting power of the then outstanding voting securities eligible to vote generally in the election of directors of IDACORP, Inc.; provided, however, that no Change in Control will be deemed to have occurred as a result of a change in ownership percentage resulting solely from an acquisition of securities by IDACORP, Inc.;

2.6.2        consummation of a merger, consolidation, reorganization or share exchange, or sale of all or substantially all of the assets, of IDACORP, Inc. or the Company (a “Qualifying Transaction”), unless, immediately following such Qualifying Transaction, all of the following have occurred: (a) all or substantially all of the beneficial owners of IDACORP, Inc. immediately prior to such Qualifying Transaction beneficially own in substantially the same proportions, directly or indirectly, more than 50% of the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors of the corporation or other entity resulting from such Qualifying Transaction (including, without limitation, a corporation or other entity which, as a result of such transaction, owns IDACORP, Inc. or all or substantially all of IDACORP, Inc.’s assets either directly or through one or more subsidiaries) (as the case may be, the “Successor Entity”), (b) no Exchange Act Person is the beneficial owner (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of 20% or more of the combined voting power of the then outstanding voting securities eligible to vote generally in the election of directors of the Successor Entity and (c) at least a majority of the members of the board of directors of the Successor Entity are Incumbent Directors;

2.6.3        a complete liquidation or dissolution of IDACORP, Inc. or the Company; or

2.6.4        within a 24-month period, individuals who were directors of the Board of Directors of IDACORP, Inc. (the “IDACORP Board of Directors”) immediately before such period (“Incumbent Directors”) cease to constitute at least a majority of the directors of the IDACORP Board of Directors; provided, however, that any director who was not a director of the IDACORP Board of Directors at the beginning of such period shall be deemed to be an Incumbent Director if the election or nomination for election of such director was approved by the vote of at least two-thirds of the directors of the IDACORP Board of Directors then still in office (a) who were in office at the beginning of the 24-month period or (b) whose election or nomination for election was so approved, in each case, unless such individual was elected or nominated as a result of an actual or threatened election contest or as a result of an actual or threatened solicitation of proxies or consents by or on behalf of any Exchange Act Person other than the IDACORP Board of Directors.

For avoidance of doubt, transactions for the purpose of dividing the Company’s assets into separate distribution, transmission or generation entities or such other entities as IDACORP, Inc. or the Company may determine shall not constitute a Change in Control unless so determined by the IDACORP Board of Directors.  For purposes of this definition, the term “Subsidiary” shall mean any corporation of which more than 50% of the outstanding stock having ordinary voting power to elect a majority of the board of directors of such corporation is now or hereafter owned, directly or indirectly, by IDACORP, Inc.

2.7              Change in Control Period.  “Change in Control Period” shall mean the period beginning with a Change in Control, as defined in Section 2.6, and ending 24 months following the consummation of a Change in Control.

2.8              Code.  “Code” shall mean the Internal Revenue Code of 1986, as amended.

2.9              Company.  “Company” shall mean the Idaho Power Company, an Idaho corporation, its successors and assigns.

2.10          Compensation Committee.  “Compensation Committee” shall mean the Board committee assigned responsibility for administering executive compensation.

2.11          Compensation.  “Compensation” shall mean the base salary and annual bonus (not to exceed one (1) times base salary for the year in which the bonus was paid) paid to a Participant and considered to be “wages” for purposes of federal income tax withholding.  Compensation shall be calculated before reduction for any amounts deferred by the Participant pursuant to any plan sponsored by the Employer which permits deferral of current compensation.  Compensation does not include long-term incentive compensation in any form, expense reimbursements, or any form of non-cash compensation or benefits.  A Participant who elects an accelerated distribution under the Security Plan for Senior Management Employees I, shall not be credited with any additional Compensation under this Plan beginning on the effective date of the accelerated distribution.

2.12          Disability.  “Disability” shall mean that a Participant is eligible to receive benefits under the Long-Term Disability Program maintained by the Employer.

2.13          Early Retirement Date.  “Early Retirement Date” shall mean a Participant’s Termination Date, if such Termination Date occurs on or after such Participant’s:

2.13.1    attainment of age fifty-five (55); or

2.13.2    completion of thirty (30) years of Credited Service under the Retirement Plan but prior to Participant’s Normal Retirement Date.

2.14          Employer.  “Employer” shall mean the Company. Final Average Monthly Compensation.  “Final Average Monthly Compensation” shall mean the Compensation received by the Participant during any sixty (60) consecutive months (during the last ten (10) years of employment) for which the Participant’s compensation was the highest divided by sixty (60).  In determining Final Average Monthly Compensation, annual bonuses shall be allocated equally to the months in which they were paid.  Final Average Monthly Compensation shall not include any Compensation payable to a Participant pursuant to a written severance agreement with the Employer.

2.15          Normal Form of Benefit.  “Normal Form of Benefit” shall mean the normal form of monthly retirement benefit provided under Section 3.01 of the Employer’s Retirement Plan.

2.16          Normal Retirement Date.  “Normal Retirement Date” shall mean a Participant’s Termination Date if the Termination Date occurs on or after the date the Participant attains age sixty-two (62).

2.17          Participant.  “Participant” shall mean any individual who is participating in or has participated in this Plan as provided in Article III.

2.18          Plan Year.  “Plan Year” shall mean the calendar year.

2.19          Retirement.  “Retirement” shall mean a Participant’s Separation from Service at the Participant’s Early Retirement Date or Normal Retirement Date, as applicable.

2.20          Retirement Plan.  “Retirement Plan” shall mean The Retirement Plan of Idaho Power Company as may be amended from time to time.

2.21          Security Plan Retirement Benefit.  “Security Plan Retirement Benefit” shall mean the benefit determined under Article V of this Plan.

2.22          Separation from Service.  “Separation from Service” shall mean “separation from service,” as that term is used in Section 409A(a)(2)(A)(i) of the Code.

2.23          Target Retirement Percentage.

2.23.1      For Participants of this Plan as of December 31, 2009, “Target Retirement Percentage” shall equal six percent (6%) for each of the first ten (10) Years of Participation plus an additional one percent (1%) for each Year of Participation, exceeding ten (10).  The maximum Target Retirement Percentage for these Participants shall be seventy-five percent (75%).

2.24.2   For Participants who become eligible to participate in the Plan on or after January 1, 2010, “Target Retirement Percentage” shall equal five percent (5%) for each of the first ten (10) Years of Participation plus an additional one percent (1%) for each Year of Participation exceeding ten (10).  The maximum Target of Retirement Percentage for these Participants shall be sixty-five percent (65%).

2.24.3  Effective January 1, 2018, Participants who are officers of the Company and Participants who are in a job classification with a pay grade of S4 will accrue benefits according to the formula set forth in paragraph 2.24.2.  This change to the applicable benefit formula shall not, in any way, change or alter the status of a Participant’s accrued benefits as of December 31, 2017.

2.24.4  Effective January 1, 2018, all Participants, other than officers of the Company and Participants who are in a job classification with a pay grade of S4, will have no increase to their Target Retirement Percentage.  Although participation in the Plan by these Participants may continue beyond January 1, 2018, the Target Retirement Percentage accrued through this Plan will be frozen as of December 31, 2017.

2.24          Termination Date.  “Termination Date” shall mean the date the Participant experiences a Separation from Service (other than due to death) by resignation, discharge, Retirement or any other method.

2.25          Years of Participation.  “Years of Participation” shall be twelve (12) month periods, and portions thereof, which shall begin on the earlier of the date an individual, who has been designated by the Employer, is approved by Administrative Committee pursuant to Section 3.1, or the date designated by the Administrative Committee, and shall end on the earlier of a Participant’s death, Termination Date, or the date the Participant experiences a change in status, as provided in Sections 3.3 and 3.4.  Partial Years of Participation, if any, shall be used in determining benefits under this Plan.  Years of Participation under the Security Plan for Senior Management Employees I, if any, shall be included in determining the total Years of Participation.  A Participant who elects an accelerated distribution under the Security Plan for Senior Management Employees I, shall cease to earn Years of Participation under this Plan on the effective date of the accelerated distribution.

ARTICLE III

PARTICIPATION AND VESTING

3.1              Eligibility.  Effective January 1, 2010, eligibility to participate in the Plan is limited to officers of the Employer and employees who are in job classifications with a pay grade of S4.  Key employees who as of January 1, 2005 are participants in the Security Plan for Senior Management Employees I, shall be Participants in this Plan on January 1, 2005, the effective date of this Plan.  A key employee who, as of December 31, 2009, is a Participant in this Plan shall maintain eligibility to participate in this Plan, so long as the Participant maintains  a senior manager or officer pay grade during the Participant’s continuous employment with Employer.

3.2              Vesting of Benefits.  For Participants who became eligible to participate in this Plan on or after January 1, 2010, the following vesting schedule applies to all benefits accrued through this Plan:

Years of Participations	Vested Percentage
Less than 5 years	0%
5 years or more	100%

All Participants who, as of December 31, 2009, participate in this Plan shall be one hundred percent (100%) vested with all benefits earned through continuous employment with Employer.

3.3              Change in Employment Status.  If the Employer determines that a Participant’s employment performance or classification is no longer at a level which deserves participation in this Plan, but the Participant has not experienced a Separation from Service, participation herein and eligibility to receive benefits hereunder shall be limited to the Participant’s accrued benefit as of the date of the change in employment status.  In such an event, the benefits payable to the Participant shall be based solely on the Participant’s Years of Participation and Final Average Monthly Compensation as of such date.  A Participant, who is not continuing participation in this Plan under this Section, will not have benefits determined nor receive benefits under Article V until the first to occur of his or her death or Termination Date.

3.4              Non-Participating Affiliate.  A Participant, who subsequently is transferred to an Affiliate, may be allowed to continue participation under the Plan subject to the approval of the Administrative Committee.  A Participant, who is not allowed to continue participation in this Plan, will not have benefits determined nor receive benefits under Article V until the first to occur of his or her death or Termination Date.

ARTICLE IV

SURVIVOR BENEFITS

4.1              Pre-termination Survivor Benefits.  If a Participant dies before his or her Termination Date, the Employer shall pay a survivor benefit to such Participant’s Beneficiary as follows:

4.1.1        Amount.  The pre-termination survivor benefit shall be an Actuarial Equivalent amount (determined pursuant to Section 4.1.2) equal to sixty-six and two-thirds percent (66 2/3%) of the retirement benefit calculated under Section 5.1 assuming retirement occurred at the later of age sixty-two (62) or date of death.  Final Average Monthly Compensation and the Retirement Plan benefit shall be determined as of the date of the Participant’s death.  For purposes of this Section 4.1.1, the Retirement Plan benefit shall be the accrued benefit determined as of the date of death as defined in the Retirement Plan.

4.1.2        Payment.  The pre-termination survivor benefit shall be paid in a lump sum to the spouse of the Participant or, if the Participant is unmarried on the date of death, to the Participant’s Beneficiary (other than the Participant’s spouse).  Payment shall be made as soon as practicable (but in all events within 90 days) after the Participant’s death.  If the payment is to the Participant’s spouse, the lump sum payment shall be the Actuarial Equivalent of the monthly payments that would have been made assuming the spouse received the pre-termination survivor benefit for the life of the spouse beginning on the first day of the month coincident with or following the date of death; provided, however, that if the spouse’s date of birth is more than ten (10) years after the Participant’s date of birth, the assumed monthly benefit shall be reduced using the Actuarial Equivalent factors to reflect the number of years over ten (10) the spouse is younger than the Participant.  If the payment is to the Participant’s Beneficiary (other than the Participant’s spouse), the lump sum payment shall be the Actuarial Equivalent of the monthly payments that would have been made assuming an individual the same age as the Participant had received the pre-termination survivor benefit for the life of the individual beginning on the first day of the month coincident with or following the date of death.

4.2              Post-termination Survivor Benefit.

4.2.1        Death Prior to Commencement of Benefits.  If a Participant dies prior to commencement of benefits but on or after his or her Termination Date:

(a)                Amount.  The amount of the post-termination survivor benefit shall be an Actuarial Equivalent amount (determined pursuant to Section 4.2.1(b)) equal to sixty-six and two thirds percent (66 2/3%) of the retirement benefit payable to the Participant.

(b)               Payment.  The post-termination survivor benefit shall be paid in a lump sum to the spouse of the Participant or, if the Participant is unmarried on the date of death, to the Participant’s Beneficiary (other than the Participant’s spouse).  Payment shall be made as soon as practicable (but in all events within 90 days) after the Participant’s death.  If the payment is to the Participant’s spouse, the lump sum payment shall be the Actuarial Equivalent of the monthly payments that would have been made assuming the spouse received the post-termination survivor benefit for the life of the spouse beginning on the first day of the month coincident with or following the date of death; provided, however, that if the spouse’s date of birth is more than ten (10) years after the Participant’s date of birth, the assumed monthly benefit shall be reduced using the Actuarial Equivalent factors to reflect the number of years over ten (10) the spouse is younger than the Participant.  If the payment is to the Participant’s Beneficiary (other than the Participant’s spouse), the lump sum payment shall be the Actuarial Equivalent of the monthly payments that would have been made assuming an individual the same age as the Participant had received the post-termination survivor benefit for the life of the individual beginning on the first day of the month coincident with or following the date of death.

4.2.2        Death After Commencement of Benefits.  If a Participant dies after commencement of benefits, a survivor benefit will be paid only if, and to the extent provided for, under the form of benefit elected by the Participant pursuant to Section 5.6.

ARTICLE V

SECURITY PLAN RETIREMENT BENEFITS

5.1              Normal Retirement Benefit.  If a Participant’s Separation from Service occurs at a Normal Retirement Date, the Employer shall pay to the Participant a monthly Security Plan Retirement Benefit beginning the first day of the month following the Normal Retirement Date.  Payment of this benefit cannot be deferred.  The monthly Security Plan Retirement Benefit shall equal the Target Retirement Percentage multiplied by the Participant’s Final Average Monthly Compensation, less

(a)      the Participant’s retirement benefit, if any, under the Retirement Plan, assuming such retirement benefit were paid as a single life annuity commencing when payments commence under this Plan (regardless of the form of benefit actually selected by the Participant and regardless of when benefits actually commence under the Retirement Plan) and

(b)      the Participant’s retirement benefit (before any adjustment due to an accelerated distribution pursuant to Section 7.4 thereof), if any, under the Security Plan for Senior Management Employees I, assuming such retirement benefit were paid as a single life annuity commencing when payments commence under this Plan (regardless of the form of benefit actually selected by the Participant and regardless of when benefits actually commence under the Security Plan for Senior Management Employees I).

5.2              Early Retirement Benefit.  If a Participant’s Separation from Service occurs on or after an Early Retirement Date, the Employer shall pay to the Participant a monthly Security Plan Retirement Benefit beginning the first day of the month following the Early Retirement Date.  Payment of this benefit cannot be deferred.  The monthly Security Plan Retirement Benefit shall be equal to the Target Retirement Percentage, multiplied by the Early Retirement Factor and by the Participant’s Final Average Monthly Compensation, less

(a)      the Participant’s retirement benefit, if any, under the Retirement Plan, assuming such retirement benefit were paid as a single life annuity commencing when payments commence under this Plan (regardless of the form of benefit actually selected by the Participant and regardless of when benefits actually commence under the Retirement Plan) and

(b)      the Participant’s retirement benefit (before any adjustment due to an accelerated distribution pursuant to Section 7.4 thereof), if any, under the Security Plan for Senior Management Employees I, assuming such retirement benefit were paid as a single life annuity commencing when payments commence under this Plan (regardless of the form of benefit actually selected by the Participant and regardless of when benefits actually commence under the Security Plan for Senior Management Employees I).

5.3              Early Retirement Factor.  If a Participant’s Separation from Service occurs before the Participant’s Normal Retirement Date, the Target Retirement Percentage shall be multiplied by one (1) of the following Early Retirement Factors.

Exact Age When	Early Retirement
Payments Begin	Factor
62	100%
61	96%
60	92%
59	87%
58	82%
57	77%
56	72%
55	67%
54	62%
53	57%
52	52%
51	47%
50	42%
49	38%
48	34%

Early Retirement Factors will be prorated to reflect retirement based on completed months rather than exact age.

5.4              Early Termination Benefits.  If a Participant’s Separation from Service occurs prior to his or her death, prior to his or her Early Retirement Date, and not within a Change in Control Period, the Employer shall pay to the Participant, commencing on the first day of the month following the Participant’s fifty-fifth (55th) birthday, the Security Plan Retirement Benefit as determined under this section.  Payment of this benefit cannot be deferred.

5.4.1        The Target Retirement Percentage shall be calculated based upon the Participant’s Years of Participation and then multiplied by a fraction equal to the Participant’s Years of Participation divided by the Years of Participation the Participant would have had at the Normal Retirement Date if the Participant had continued to be employed by the Employer to age sixty-two (62).  The adjusted Target Retirement Percentage shall be multiplied by the factor described in Section 5.3 for each month between the Participant’s benefits commencement date (age 55) and age sixty-two (62).

5.4.2        The Early Termination Benefit shall be reduced by

(a)        the Participant’s retirement benefit, if any, under the Retirement Plan, assuming such retirement benefit were paid as a single life annuity commencing when payments commence under this Plan (regardless of the form of benefit actually selected by the Participant and regardless of when benefits actually commence under the Retirement Plan) and

(b)        the Participant’s retirement benefit (before any adjustment due to an accelerated distribution pursuant to Section 7.4 thereof), if any, under the Security Plan for Senior Management Employees I, assuming such retirement benefit were paid as a single life annuity commencing when payments commence under this Plan (regardless of the form of benefit actually selected by the Participant and regardless of when benefits actually commence under the Security Plan for Senior Management Employees I).

5.5              Separation from Service After Change in Control.  If a Participant’s Separation from Service occurs within the Change in Control Period prior to his or her Normal Retirement Date, the Participant shall receive the Early Retirement Benefit calculated with the Early Retirement Factors set forth in 5.3.  If the Separation from Service occurs on or after an Early Retirement Date, the Early Retirement Benefit shall commence on the first day of the month following the Early Retirement Date.  If the Separation from Service occurs prior to an Early Retirement Date, the Early Retirement Benefit shall commence on the first day of the month following the Participant’s fifty-fifth (55th) birthday.  Payment of this benefit cannot be deferred.

5.6              Form of Payment.  The Security Plan Retirement Benefit shall be paid as a single life annuity for the lifetime of the Participant.

5.6.1        The Participant may also elect to receive Actuarial Equivalent payments in one of the forms of benefit listed below:

(a)                A joint and survivor annuity with payments continued to the surviving spouse at an amount equal to two-thirds (2/3) of the Participant’s benefit.

(b)               A joint and survivor annuity with payments continued to the surviving spouse at an amount equal to the Participant’s benefit.

(c)                A single life annuity, if the Participant had previously elected one of the joint and survivor annuity options listed above.

5.6.2        If the Actuarial Equivalent of the Security Plan Retirement Benefit is less than $10,000 (or, if less, the then applicable dollar amount under Section 402(g)(1)(B) of the Code), the Administrative Committee may direct that the Participant’s benefit be paid as a lump sum as soon as practicable (but in all events within 90 days) after the Participant’s Termination Date.

5.6.3        The election to receive benefits in a different form of payment may be made at any time prior to commencement of payment.

5.7              Code Section 162(m) Delay.  If the Administrative Committee reasonably anticipates that the Company’s deduction with respect to a payment would be limited or eliminated by application of Code Section 162(m) if the payment were made as scheduled, the Administrative Committee may unilaterally delay the time of the making or commencement of payment, provided such payment will be made either during the first year in which the Administrative Committee reasonably anticipates (or should reasonably anticipate) that if the payment is made during such year the deduction of the payment will not be barred by application of Code Section 162(m) or during the period beginning with the date of the Participant’s Separation from Service and ending on the later of the last day of the Company’s tax year in which the Separation from Service occurs or the 15th day of the third month following the date of the Separation from Service; provided, further, that the provisions of this Section 5.7 shall be applied in accordance with the rules relating to delay of payments subject to Code Section 162(m) as contained in Treasury Regulation Section 1.409A-2(b)(7)(i).  No election may be provided to the Participant with respect to the timing of a payment pursuant to this Section 5.7.

5.8       Payment to Specified Employees.  Notwithstanding anything to the contrary contained herein, if a Participant is deemed on his or her Termination Date to be a “specified employee” (as that term is used in Code Section 409A(a)(2)(B)), as determined under the Company’s policy for determining specified employees, no payments shall be made under the Plan due to the Participant’s Separation from Service before the date that is 6 months following the Participant’s Separation from Service or, if earlier, the date of the Participant’s death, and any amounts accumulated during such period shall be paid in a lump sum payment to the Participant on the first business day following the date that is six months after the Participant’s Separation from Service or, if the Participant dies during such six month period, to the Participant’s Beneficiary within 60 days after the date of the Participant’s death.  Any remaining payments and benefits due under the Plan shall be paid or provided in accordance with the normal payment dates specified for them herein.

ARTICLE VI

OTHER RETIREMENT PROVISIONS

6.1              Disability.  During a period of Disability, a Participant will continue to accrue Years of Participation, and Compensation shall be credited to a Participant who is receiving Disability benefits at the full time equivalent rate of pay that was being earned immediately prior to becoming disabled.

6.2              Withholding Payroll Taxes.  The Employer shall withhold from payments made hereunder any taxes required to be withheld from a Participant’s wages under federal, state or local law.

6.3              Payment to Guardian.  If a Plan benefit is payable to a minor or a person declared incompetent or to a person incapable of handling the disposition of property, the Administrative Committee may direct payment of such Plan benefit to the guardian, legal representative or person having the care and custody of the minor, incompetent or incapable person.  The Administrative Committee may require proof of incompetency, minority, incapacity or guardianship, as it may deem appropriate, prior to distribution of the Plan benefit.  The distribution shall completely discharge the Administrative Committee and the Employer from all liability with respect to such benefit.

ARTICLE VII

BENEFICIARY DESIGNATION

7.1              Beneficiary Designation.  If the Participant is married, the Beneficiary shall be the Participant’s spouse.  Each unmarried Participant shall have the right, at any time, to designate any person or persons as Beneficiary or Beneficiaries (both primary as well as contingent) to whom payment under this Plan shall be made in the event of the Participant’s death prior to the discharge of the Employer’s obligation under this Plan.

Any Beneficiary designation may be changed by a Participant by the filing of a written form prescribed by the Administrative Committee.  The filing of a new Beneficiary designation form will cancel all Beneficiary designations previously filed.  Any finalized divorce or marriage (other than common law) of a Participant subsequent to the date of filing of a Beneficiary designation form shall automatically revoke the prior designation.  If a Participant fails to designate a Beneficiary as provided above, or if the Beneficiary designation is revoked by marriage or divorce, without execution of a new designation, or if all designated Beneficiaries predecease the Participant or die prior to complete distribution of the Participant’s benefits, then Participant’s designated Beneficiary shall be deemed to be the person or persons surviving the Participant in the first of the following classes in which there is a survivor, share and share alike:

7.1.1        the Participant’s surviving spouse;

7.1.2        the Participant’s children, except that if any of the children predecease the Participant but leave issue surviving, the issue shall take by right of representation;

7.1.3        the Participant’s personal representative (executor or administrator).

7.2              Effect of Payment.  The payment to the Beneficiary shall completely discharge Employer’s obligations under this Plan.

ARTICLE VIII

ADMINISTRATION

8.1              Administrative Committee Duties.  This Plan shall be administered by an Administrative Committee, which shall be the Chief Executive Officer of the Company and the Fiduciary Committee appointed by the Compensation Committee.  Members of the Administrative Committee may be Participants under this Plan.  The Administrative Committee shall have the authority to make, amend, interpret and enforce all appropriate rules and regulations for the administration of this Plan and decide or resolve any and all questions including interpretations of this Plan, as may arise in connection with the Plan.  A majority vote of the Administrative Committee members shall control any decision.

In the administration of this Plan, the Administrative Committee may, from time to time, employ agents and delegate to them such administrative duties as it sees fit and may from time to time consult with counsel who may be counsel to the Employer.

Subject to Article IX, the decision or action of the Administrative Committee in respect of any questions arising out of, or in connection with, the administration, interpretation and application of the Plan and the rules and regulations promulgated hereunder shall be final and conclusive and binding upon all persons having any interest in the Plan.

8.2              Indemnity of Administrative Committee.  To the extent permitted by applicable law, the Employer shall indemnify, hold harmless and defend the Administrative Committee against any and all claims, loss, damage, expense or liability arising from any action or failure to act with respect to this Plan, provided that the Administrative Committee was acting in accordance with the applicable standard of care.  The indemnity provisions set forth in this Article shall not be deemed to restrict or diminish in any way any other indemnity available to the Administrative Committee members in accordance with the Articles or By-laws of the Company.

ARTICLE IX

CLAIMS PROCEDURE

9.1              Claim.  Any person claiming a benefit, requesting an interpretation or ruling under the Plan, or requesting information under the Plan shall present the request in writing to the Administrative Committee who shall respond in writing as soon as practicable.

9.2              Denial of Claim.  If the claim or request is denied, the written notice of denial shall state:

9.2.1        the reason for denial, with specific reference to the Plan provisions where applicable on which the denial is based;

9.2.2        a description of any additional material or information required and an explanation of why it is necessary; and

9.2.3        an explanation of the Plan’s claims review procedure.

9.3              Review of Claim.  Any person whose claim or request is denied or who has not received a response within thirty (30) days may request a review by notice given in writing to the Administrative Committee.  The claim or request shall be reviewed by the Administrative Committee who may, but shall not be required to, grant the claimant a hearing.  On review, the claimant may have representation, examine pertinent documents, and submit issues and comments in writing.

9.4              Final Decision.  The decision on review shall normally be made within sixty (60) days.  If an extension of time is required for a hearing or other special circumstances, the claimant shall be notified and the time limit shall be one hundred twenty (120) days.  The decision shall be in writing and shall state the reason and any relevant Plan provisions.  All decisions on review shall be final and bind all parties concerned.

ARTICLE X

TERMINATION, SUSPENSION OR AMENDMENT

10.1          Termination, Suspension or Amendment of Plan.  The Board may, in its sole discretion, terminate or suspend this Plan at any time or from time to time, in whole or in part.  The Compensation Committee may amend this Plan at any time or from time to time.  Any amendment may provide different benefits or amounts of benefits from those herein set forth.  However, no such termination, suspension or amendment or other action with respect to the Plan shall adversely affect the benefits of Participants which have accrued prior to such action, the benefits of any Participant who has previously retired, or the benefits of any Beneficiary of a Participant who has previously died.

10.2          Change in Control.  Notwithstanding Section 10.1 above, during a Change in Control Period, neither the Board nor the Administrative Committee may terminate this Plan with regard to accrued benefits of current Participants.  No amendment may be made to the Plan during a Change in Control Period which would adversely affect the accrued benefits of current Participants, the benefits of any Participant who has retired, or the Beneficiary of any Participant who has died.  The Plan shall continue to operate and be effective with regard to all current or retired Participants and their Beneficiaries during any Change in Control Period.

ARTICLE XI

MISCELLANEOUS

11.1          Unfunded Plan.  This Plan is intended to be an unfunded plan maintained primarily to provide deferred compensation benefits for a select group of “management or highly compensated employees” within the meaning of Sections 201, 301 and 401 of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), and therefore to be exempt from the provisions of Parts 2, 3 and 4 of Title I of ERISA.

11.2          Unsecured General Creditor.  Participants and their Beneficiaries, heirs, successors and assigns shall have no legal or equitable rights, interest or claims in any property or asset of the Employer, nor shall they be Beneficiaries of, or have any rights, claims or interests in any life insurance policies, annuity contracts or the proceeds therefrom owned or which may be acquired by the Employer.  Except as may be provided in Section 11.3, such policies, annuity contracts or other assets of the Employer shall not be held under any trust for the benefit of Participants, their Beneficiaries, heirs, successors or assigns, or held in any way as collateral security for the fulfilling of the obligation of the Employer under this Plan.  Any and all of the Employer’s assets and policies shall be, and remain, the general, unpledged, unrestricted assets of the Employer.  The Employer’s obligation under the Plan shall be that of an unfunded and unsecured promise to pay money in the future.

11.3          Trust Fund.  The Employer shall be responsible for the payment of all benefits provided under the Plan.  At its discretion, the Employer may establish one or more trusts, with such trustees as the Board may approve, for the purpose of providing for the payment of such benefits.  Such trust or trusts may be irrevocable, but the assets thereof shall be subject to the claims of the Employer’s creditors.  To the extent any benefits provided under the Plan are actually paid from any such trust, the Employer shall have no further obligation with respect thereto, but to the extent not so paid, such benefits shall remain the obligation of, and shall be paid by, the Employer.

11.4          Nonassignability.  Neither a Participant nor any other person shall have any right to commute, sell, assign, transfer, pledge, anticipate, mortgage or otherwise encumber, transfer, hypothecate or convey in advance of actual receipt the amounts, if any, payable hereunder, or any part thereof, which are, and all rights to which are, expressly declared to be unassignable and nontransferable.  No part of the amount payable shall, prior to actual payment, be subject to seizure or sequestration for the payment of any debts, judgments, alimony or separate maintenance owed by a Participant or any other person, nor be transferable by operation of law in the event of Participant’s or any other person’s bankruptcy or insolvency.

11.5          Not a Contract of Employment.  The terms and conditions of this Plan shall not be deemed to constitute a contract of employment between the Employer and the Participant, and the Participant (or Participant’s Beneficiary) shall have no rights against the Employer except as may otherwise be specifically provided herein.  Moreover, nothing in this Plan shall be deemed to give a Participant the right to be retained in the service of the Employer or to interfere with the right of the Employer to discipline or discharge the Participant at any time.

11.6          Governing Law.  The provisions of this Plan shall be construed, interpreted and governed in all respects in accordance with the applicable federal law and, to the extent not preempted by such federal law, in accordance with the laws of the State of Idaho without regard to the principles of conflicts of laws.

11.7          Validity.  If any provision of this Plan shall be held illegal or invalid for any reason, the remaining provisions shall nevertheless continue in full force and effect without being impaired or invalidated in any way.

11.8          Notice.  Any notice or filing required or permitted to be given under the Plan shall be sufficient if in writing and hand delivered, or sent by registered or certified mail or fax.  The notice shall be deemed given as of the date of delivery or, if delivery is made by mail, as of the date shown on the postmark on the receipt for registration or certification.

11.9          Successors.  Subject to Section 10.1, the provisions of this Plan shall bind and inure to the benefit of the Employer and its successors and assigns.  The term successors as used herein shall include any corporate or other business entity which shall, whether by merger, consolidation, purchase or otherwise acquire all or substantially all of the business and assets of the Employer, and successors of any such corporation or other business entity.

IDAHO POWER COMPANY

By:   /s/J. LaMont Keen
Chief Executive Officer

Dated:              11/19/09

By:   /s/Patrick A. Harrington
Corporate Secretary

Dated:                11/19/09

Adopted effective as of January 1, 2005
Amended by the Board July 20, 2006
Amended by the Board November 20, 2008
Amended by the Board – November 19, 2009